As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cresco Labs Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1505364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 W Erie St. Suite 110

Chicago, IL 60654

(Address of principal executive offices, including zip code)

Cresco Labs Inc. 2018 Long-Term Incentive Plan

Cresco Labs, LLC 2017 Unit Incentive Plan.

(Full title of the plans)

John Schetz, General Counsel

Cresco Labs Inc.

400 W Erie St Suite 110

Chicago, IL 60654

(Name and address of agent for service)

(312) 929-0993

(Telephone number, including area code, of agent for service)

With a copy to:

Heidi Steele

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Telephone: (312) 372-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Subordinate Voting Shares, no par value (3)	36,391,686	15.60	$567,710,302	$61,937.19
Subordinate Voting Shares, no par value (4)	148,413	15.60	$2,315,243	$252.60
Total	36,540,099	15.60	$570,025,545	$62,189.79

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of Subordinate Voting Shares that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Subordinate Voting Shares as reported on the OTCQX tier of the OTC Markets on February 24, 2021.

(3)	Represents Subordinate Voting Shares reserved for issuance under the Cresco Labs Inc. 2018 Long-Term Incentive Plan and the Cresco Labs, LLC 2017 Unit Incentive Plan.
(4)	Represents Subordinate Voting Shares issued pursuant to awards granted under the Cresco Labs Inc. 2018 Long-Term Incentive Plan and the Cresco Labs, LLC 2017 Unit Incentive Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Cresco Labs Inc. (“Cresco Labs” or the “Company”), has been prepared in accordance with the requirements of Form S-8 for the purpose of registering Subordinate Voting Shares issuable pursuant to the Cresco Labs Inc. 2018 Long-Term Incentive Plan and the Cresco Labs, LLC 2017 Unit Incentive Plan (collectively, the “Plans”). This Registration Statement registers:

(i) Reoffers and resales on a continuous or delayed basis of Subordinate Voting Shares underlying awards previously granted under the Plans prior to the filing of this Registration Statement by certain of our current and former directors, officers and other employees, pursuant to the reoffer prospectus included herein, which was prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form F-3. The Subordinate Voting Shares to be reoffered or resold pursuant to the reoffer prospectus by the Selling Securityholders constitute “restricted securities” within the meaning of General Instruction C of Form S-8, and the amount of such securities to be reoffered or resold may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; and

(ii) Subordinated Voting Shares of the Company to be awarded and/or issued in the future under the Plans pursuant to the prospectus referenced in Part I of this Registration Statement on Form S-8.

REOFFER PROSPECTUS

CRESCO LABS INC.

148,413 Subordinate Voting Shares

This reoffer prospectus (this “prospectus”) relates to 148,413 Subordinate Voting Shares, no par value (the “Shares”), of Cresco Labs Inc. (“Cresco Labs” or the “Corporation”), which may be offered from time to time by certain securityholders that are our current or former directors, officers, other employees, and consultants (the “Selling Securityholders”) for their own accounts. The Shares have been or will be issued pursuant to restricted stock unit awards or options granted to the Selling Securityholders pursuant to the Cresco Labs Inc. 2018 Long-Term Incentive Plan and the Cresco Labs, LLC 2017 Unit Incentive Plan (collectively, the “Plans”) prior to the filing of this Registration Statement. We will not receive any of the proceeds from the sale of our Subordinate Voting Shares by the Selling Securityholders.

The Selling Securityholders may sell the Shares in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at market price at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Subordinate Voting Shares are listed for trading on the Canadian Securities Exchange (“CSE”) under the symbol “CL”. Our Subordinate Voting Shares are also traded in the United States on the OTCQX tier of the OTC Markets (the “OTCQX”) under the symbol “CRLBF.” The stock price between the CSE and the OTCQX are identical after the U.S./Canadian currency exchange conversion. On February 24, 2021, the last reported sale price for of our Subordinate Voting Shares on CSE was C$19.36 ($15.50 on the OTCQX).

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 6 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 26, 2021.

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

The Company

Cresco Labs is incorporated in the Province of British Columbia and is licensed to cultivate, manufacture and sell cannabis and cannabis products. The Company operates in Illinois, Pennsylvania, Ohio, California, Nevada, Arizona, Maryland, Massachusetts, New York and Michigan. Additionally, the Company operates a nicotine vape business in Canada.

Cresco Labs is primarily engaged in the business of cultivating medical grade cannabis, manufacturing medical grade products derived from cannabis cultivation, and distributing such products to medical or adult-use consumers in legalized cannabis markets. The Company currently operates three (3) medical and adult-use cannabis cultivation and manufacturing centers and nine (9) dispensary locations in Illinois; one (1) medical cannabis cultivation and manufacturing center and three (3) dispensary locations in Pennsylvania; one (1) medical cannabis cultivation center and one (1) dispensary location in Ohio; three (3) cultivation centers, one (1) processing facility and two (2) distribution facilities in California; two (2) cultivation centers and one (1) manufacturing and dispensary location in Arizona; one (1) processing center in Maryland; one (1) medical cannabis cultivation center and four (4) dispensary locations in New York; one (1) cultivation center and dispensary in Massachusetts; one (1) processing facility in Michigan; and twenty-six (26) nicotine vape stores in Canada.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 148,413 our Subordinate Voting Shares, issued to each Selling Securityholder under an option agreement or restricted stock unit award agreement, as applicable, between the Company and the Selling Securityholder. Upon vesting of the Shares pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Subordinate Voting Shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Corporate Information

Cresco Labs is currently located at Suite 110, 400 W. Erie St, Chicago, IL 60654. Its telephone number is (312) 929-0993 and its website is www.crescolabs.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks set forth under the caption “Risk Factors” in the Annual Information Form dated April 26, 2020, filed as Exhibit 99.18 to our Registration Statement on Form 40-F, as amended (File No. 000-56241), filed with the Securities and Exchange Commission on January 13, 2021, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our securities could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws. In addition to the following cautionary statement, with respect to forward-looking information contained in the documents incorporated by reference herein, prospective purchasers should refer to “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” sections in the reports filed with the Securities and Exchange Commission or any subsequently filed information filed with the SEC, or of any of the documents incorporated or deemed to be by reference herein, including those that are filed after the date hereof. All information, other than statements of historical facts, included in this prospectus that address activities, events or developments that the Corporation expects or anticipates will or may occur in the future is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: the Corporation’s intention regarding cash flows from operating activities in future periods, statements relating to the business and future activities of, and developments related to, the Corporation after the date of this Prospectus, including but not limited to, such things as future business strategy, competitive strengths, goals, expansion and growth of the Corporation’s business, operations and plans, including new revenue streams, the completion of contemplated acquisitions by the Corporation, the application for additional licenses and the grant of licenses that have been applied for, the expansion of existing cultivation and production facilities, the completion of cultivation and production facilities that are under construction, the construction of additional cultivation and production facilities, the expansion into additional States within the United States, international markets and Canada, any potential future legalization of adult-use and/or medical marijuana under U.S. federal law; expectations of market size and growth in the United States and the States in which the Corporation operates; expectations for other economic, business, regulatory and/or competitive factors related to the Corporation or the cannabis industry generally; and other events or conditions that may occur in the future.

Readers are cautioned that forward-looking information and statements are not based on historical facts but instead are based on reasonable assumptions, estimates, analysis and opinions of management of the Corporation at the time they were provided or made, in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements. Forward-looking information and statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management at the date the statements are made. While the Corporation’s assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking information and statements. Many assumptions are based on factors and events that are not within the control of the Corporation and there is no assurance they will prove to be correct.

Risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements include, among others, risks relating to the availability of future financing; the use of proceeds of future financings; the accuracy of forward-looking information; regulatory uncertainty; money laundering laws and access to banking; heightened scrutiny of cannabis companies in Canada and the United States; proceedings against the Corporation; significant ongoing costs and obligations related to the Corporation’s investment in infrastructure; regulatory compliance and operations; availability of favorable locations; unfavorable tax treatment of cannabis businesses; the tax classification of the Corporation; the Corporation’s holding corporation structure; enforcement of contracts; competition; limitations on owners of licenses; difficulty in forecasting; the concentrated voting control of the Corporation and the unpredictability caused by the existing capital structure; dilution; volatility of market price; negative cash flows; U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to the ability to consummate the proposed acquisitions and the ability to obtain requisite regulatory approvals and third party consents and the satisfaction of other conditions to the consummation of the Arrangement and other proposed acquisitions on the proposed terms and schedule; the potential impact of the announcement or consummation of the proposed acquisitions on relationships, including with regulatory bodies, employees, suppliers, customers and competitors; the diversion of management time on the proposed acquisitions; risks related to contracts with third party service providers; risks related to the enforceability of contracts; the limited operating history of the Corporation; reliance on the expertise and judgment of senior management of the Corporation; risks inherent in an agricultural business; risks related to co-investment with parties with different interests to the Corporation; risks related to proprietary intellectual property and potential infringement by third parties; risks relating to financing activities including leverage; risks relating to the management of growth; increased costs associated with the Corporation becoming a publicly traded company; increasing competition in the industry; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labour (the availability and retention of which is subject to uncertainty); cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; the limited market for securities of the Corporation; limited research and data relating to cannabis; the effects of the COVID-19 pandemic; as well as those risk factors included in the Annual Information Form of the Company for the year ended December 31, 2019 (the “AIF”), filed as Exhibit 99.18 with the Company’s Form 40-F on January 13, 2021 and in the documents incorporated by reference herein.

Readers are cautioned that the foregoing lists are not exhaustive of all factors and assumptions that may have been used and there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented for the purposes of assisting readers in understanding the Corporation’s expected financial and operating performance and the Corporation’s plans and objectives and may not be appropriate for other purposes.

The forward-looking information and statements contained in this Prospectus represent the Corporation’s views and expectations as of the date of this Prospectus and forward-looking information and statements contained in the documents incorporated by reference herein represent the Corporation’s views and expectations as of the date of such documents, unless otherwise indicated in such documents. The Corporation anticipates that subsequent events and developments may cause its views and expectations to change. However, the Corporation assumes no obligation for doing so except to the extent required by applicable law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Securityholders, as described below. See the sections titled “Selling Securityholders” and “Plan of Distribution” described below.

MARKETS

Our Subordinate Voting Shares are listed for trading on the Canadian Securities Exchange (“CSE”) under the symbol “CL”. Our Subordinate Voting Shares are also traded in the United States on the OTCQX tier of the OTC Markets (the “OTCQX”) under the symbol “CRLBF.”

SELLING SECURITYHOLDERS

The Shares include an aggregate of 148,413 Subordinate Voting Shares of the Company acquired by certain of our current and former directors, officers, other employees, and consultants pursuant to the Plans, as described in this prospectus. The following table sets forth information regarding the Subordinate Voting Shares being covered by this prospectus and the individuals beneficially owning such Shares. Unless otherwise indicated, the address of each Selling Securityholder listed below is c/o Cresco Labs Inc., 400 W Erie Street Suite 110, Chicago, Illinois 60654.

Selling Securityholder	Shares Being Offered (1)
Named Selling Stockholders (2)	115,820
Other Selling Stockholders (3)	32,593

(1)	Reflects our Subordinate Voting Shares offered under this prospectus.
(2)

Includes the following 12 named non-affiliate persons, each of whom holds at least 1,000 Shares (last name listed first): Santhini Anandan, Michelle Choong, Matthew Forsberg, Jean Goulard, Kevin Jarrett, Tamer Mohamed, Joshua Neville, Dan O’Neill, Shane Polan, Kavya Shah, Terry Traykov, Benetta Yogendran. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Company.

(3)

Includes 159 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Company.

PLAN OF DISTRIBUTION

We are registering the Shares hereunder to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of such shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares may be sold from time to time to purchasers:

•	directly by the Selling Securityholders, or

•

through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Securityholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Bennett Jones LLP.

EXPERTS

Our financial statements for the year ended December 31, 2019 included in our registration statement on Form 40-F filed with the SEC on January 13, 2021 have been audited by Marcum LLP, to the extent and for the period set forth in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as an expert in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following document filed by our company with the SEC is incorporated into this prospectus by reference:

(a) Our Registration Statement on Form 40-F as filed with the SEC on January 13, 2021;

(b) All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 13, 2021; and

(c) The description of the Subordinate Voting Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on January 13, 2021, including any amendment or report filed for the purpose of amending such description.

In addition, all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or 8-K that we file pursuant to the Exchange Act, prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Associate General Counsel, Securities and Corporate Governance at Cresco Labs Inc., 400 W Erie St Suite 110, Chicago, IL 60654, telephone (312) 929-099.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been and will in the future be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference:

(a) Our Registration Statement Form 40-F as filed with the SEC on January 13, 2021;

(b) All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 13, 2021;

(c) The description of the Subordinate Voting Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on January 13, 2021, including any amendment or report filed for the purpose of amending such description;

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 160 of the Business Corporations Act (British Columbia) (the “BCBCA”) authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

Under the Company’s articles and subject to the provisions of the BCBCA, the Company shall indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company shall, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Under the Company’s articles and subject to any restrictions in the BCBCA, the Company may indemnify any other person, including the officers, former officers and alternate officers of the Company.

A policy of directors’ and officers’ liability insurance is maintained by the Company which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Company pursuant to the indemnity provisions under the Company’s articles and the BCBCA.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1*	Notice of Articles and Articles of Cresco Labs Inc.

5.1*	Opinion of Bennett Jones LLP

23.1*	Consent of Marcum LLP

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.1*	Cresco Labs Inc. 2018 Long-Term Incentive Plan

99.2*	Cresco Labs, LLC 2017 Unit Incentive Plan

99.3*	Form of Option Award Agreement

99.4*	Form of Option Award Agreement (Canada)

99.5*	Form of Restricted Stock Unit Award Agreement

99.6*	Form of Restricted Stock Unit Award Agreement (Canada)

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois on February 26, 2021.

Cresco Labs Inc.

By:	/s/ Charles Bachtell
Charles Bachtell
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Charles Bachtell and Dennis Olis, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement, including any amendment to this Registration Statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on February 26, 2021.

Signature	Title

/s/ Charles Bachtell	Chief Executive Officer and Director (Principal Executive Officer)
Charles Bachtell

/s/ Dennis Olis	Chief Financial Officer (Principal Financial and Accounting Officer)
Dennis Olis

/s/ Tom Manning
Tom Manning	Executive Chairman of the Board of Directors

/s/ Gerry Corcoran
Gerry Corcoran	Director

/s/ Marc Lustig
Marc Lustig	Director

/s/ Randy Podolsky
Randy Podolsky	Director

/s/ Michele Roberts
Michele Roberts	Director

/s/ Rob Sampson
Rob Sampson	Director

/s/ Dominic Sergi
Dominic Sergi	Director

/s/ Carol Vallone
Carol Vallone	Director

/s/ John Walter
John Walter	Director